                                           Wachovia Asset Securitization Issuance, LLC
                                              Asset-Backed Notes, Series 2004-HE1
                                                       Statement to Securityholder                                                           Distribution Date: 10/25/04

                                                Original        Beginning                                            Unpaid                              Ending
                                Certificate    Certificate      Certificate                                          Principal      Total              Certificate
      Class            Cusip       Rate         Balance          Balance                 Interest      Principal     Amount     Distribution            Balance

         A           92975NAA5  2.060000%    1,000,000,000.00 1,000,000,000.00         1,602,222.22  73,483,479.94     0.00     75,085,702.16        926,516,520.06

Factors per Thousand                                            1000.00000000           1.60222222     73.48347994                75.08570216          926.51652006

  Certificate           n/a        n/a             0.00             0.00                   0.00           0.00         0.00          0.00              1,117,662.70

     Totals                                 1,000,000,000.00 1,000,000,000.00        1,602,222.22    73,483,479.94    0.00     75,085,702.16       926,516,520.06

                                                                             - Page 1 -

                                                                                                Bond Interest Information

                                                       Type of                      Accrual                             Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                     Period                LIBOR     Original Rating* Original Rating* Original Rating*

        A              92975NAA5                  Senior/Variable                    28/360              1.84000%          Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated June 17, 2004

                                                                                                      - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

 A       1,602,222.22          0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                     Collection Activity

Interest
Interest Collected                          3,177,267.81
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    3,177,267.81

Principal
Principal Collected                        37,779,025.53
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (25,151,319.00)

Total Principal Collected                  12,627,706.53

Additional Funds
Additional Funds from the Reserve Fund     59,780,833.72
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected           59,780,833.72

Total Available Collections               75,585,808.06

                             - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               940,262,159.49
Ending Collateral Balance                  927,634,182.76
Current Liquidation Loss Amounts               270.20
Cumulative Liquidation Loss Amounts            270.20
Gross WAC                                     4.172%
Net WAC                                       3.560%
WAM                                             212
AGE                                              4
Gross CPR                                     38.866%
Net CPR                                       14.977%
Draw Rate                                     27.773%

Original Information
Collateral Balance                        1,000,002,326.52
Number of Loans                                19,310
Gross WAC                                     4.094%
WAM                                             216
LIBOR                                        1.29125%

Overcollateralization Information
Overcollateralization Target Amount        10,000,000.00
Beginning Overcollateralization Amount        2,326.52
Ending Overcollateralization Amount         1,117,662.70
Overcollateralization Increase              1,115,336.18
Overcollateralization Decrease                  0.00

                             - Page 5 -

              Additional Account Activity

                       Funding Account

Beginning Balance                         59,740,167.03

Interest Earnings                           40,666.69

Deposits                                       0.00

Withdrawals                               (59,740,167.03)

Interest Earnings to Collection Account     (40,666.69)

Ending Balance                                 0.00

                      Delinquency Information

Delinquent:                  #                  $          %

              30-59 Days     4             111,952.19    0.012%
              60-89 Days     3             226,206.54    0.024%
             90-119 Days     1              9,942.75     0.001%
             120-149 Days    0                0.00       0.000%
             150-179 Days    0                0.00       0.000%
              180+ Days      0                0.00       0.000%

                Total        8             348,101.48   0.038%

Foreclosure:                 #                  $          %

                             1              9,942.75     0.001%

REO:                         #                  $          %

                             0                0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      391,775.90           # of Loans using a Promotional Rate                         19,385
Enhancer Premium                   108,330.00           Promotional Advances                                   2,074,096.64
Indenture Trustee Expenses           0.00               3 Largest Mortgage Loan Balances                       5,666,807.46
Paying Agent Expenses                0.00               Additional Balances created during the first
                                                         Rapid Amortization Period                                     0.00
Total Fees                         500,105.90           Cumulative Liquidation Loss Amount %                        0.000%
                                                        Cumulative Subsequent Mortgage Loans                           0.00
                                                        Deficiency Amount                                              0.00
                                                        Draws from Policy not yet Reimbursed                           0.00
                Amortization Period                     Percentage Interest Class A                                   100%
Revolving (Yes / No)                   No               Stepdown Cumulative Loss Test Met? (Yes / No)                   Yes
Managed Amortization (Yes / No)       Yes               Stepdown Date Active (Yes / No)                                  No
Rapid Amortization (Yes / No)          No               Stepdown Delinquency Test Met? (Yes / No)                       Yes

                                                         - Page 8 -